FINANCIAL ADVISORY AGREEMENT

This Financial Advisory Agreement (the "Agreement") is made and entered into as of July 19, 2004 (the "Effective Date"), by and among Home Solutions of America, Inc., a Delaware corporation ("Client"), Victus Capital, L.P., and Vicis Capital Master Fund (together, the "Advisor").

WHEREAS, Client is a publicly traded company that has adopted and is currently implementing a business strategy of acquiring companies providing niche residential services;

            WHEREAS, Client has executed a letter of intent to acquire (the "RAM Acquisition") Rehak Associates Mobile Services, Inc. d/b/a RAM Home Warranty and RamSpec, Inc. (together, "RAM"), based in Los Angeles, California ("RAM"), the closing of which, as currently structured and contemplated, would require Client to raise up to $7.0 million of cash (the "RAM Financing");

WHEREAS, Advisor, having previously purchased shares of Client's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, is knowledgeable about Client's business model, acquisition strategy, and financing options; and

WHEREAS, it is the desire of Client and Advisor to enter in to this Agreement whereby Advisor would serve as Client's financial advisor with regard to the RAM Financing, under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.                  Client hereby engages and retains Advisor to act as a non-exclusive financial advisor to Client for the term of this Agreement with respect to the following areas of Client's business:

(a)       To assist Client with the due diligence review of the financial and operating history of RAM;

(b)       To assist Client in the raising of debt and/or equity capital for the RAM Financing, including the preparation and review of historical and pro forma financial information and underlying assumptions for presentation to third-party lenders and institutional investors; and

(c)      To perform such other financial advisory services related to the RAM Financing as Client may from time to time request from Advisor during the term of this Agreement.

2.                  In consideration of Advisor's engagement and advisory services rendered in connection with the RAM Financing, and as sole compensation to Advisor therefor, Client agrees to issue Advisor (in such allocation between Victus Capital, L.P. and Vicis Capital Master Fund as specified by Advisor) (i) warrants to purchase up to 666,667 aggregate shares of Client's common stock, $.001 par value per share ("Common Stock"), with an exercise price of $1.75 per share, expiring 90 days from the Effective Date, under such terms and conditions as set forth in the form of warrant attached hereto as Exhibit A (the "Series C Warrants"), and (ii) warrants to purchase up to 666,667 aggregate shares of Common Stock, with an exercise price of $1.75 per share, expiring five years from the Effective Date, under such terms and conditions as set forth in the form of warrant attached hereto as Exhibit B (the "Series D Warrants") (the Series C Warrants and the Series D Warrants shall be referred to herein together as the "Warrants").  Client agrees to register shares of Common Stock that may be purchased pursuant to the Series C Warrants and Series D Warrants under the terms of the Registration Rights Agreement (so called herein) attached hereto as Exhibit C.  Warrant agreements for the Series C Warrants and Series D Warrants and the Registration Rights Agreement shall be executed and delivered to Advisor simultaneously with and as a condition to the effectiveness of this Agreement.

3.                  The Series C Warrants and Series D Warrants shall be deemed to be fully and completely earned as of the date of this Agreement and shall not be subject to vesting, forfeiture, or repurchase by Client in the event that the RAM Acquisition or RAM Financing are not ultimately consummated.

4.                  The term of this Agreement shall commence on the date hereinabove and shall terminate on the earlier of: (i) the closing and funding of the RAM Financing, or (ii) September 30, 2004.

5.                  During the term of this Agreement, Advisor shall be available for the rendering of the consulting and advisory services described herein to and for the benefit of Client, at any time upon reasonable notice.  Such services shall be performed by a duly qualified employee or agent of Advisor, such employee or agent to be selected in the sole discretion of Advisor.  Client shall reimburse Advisor for its out-of-pocket expenses incurred in providing the advisory services described herein, provided that Advisor seeks Client's preapproval of any individual expense that exceeds $2,500.  Advisor shall at all times during the pendency hereof be deemed to be an independent contractor, and this agreement shall not be deemed to create an employer-employee relationship, agency relationship, or a joint venture or partnership between the parties.

6.                  This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any prior negotiations and agreements of the parties with respect to said matter.

7.                  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto in their respective legal representatives, successors and assigns.

8.                   Each of the parties hereto represents to the other it has the proper corporate authorization to enter into and perform this Agreement.

9.                   Additional Representations and Warranties of Client:

(a)      Client has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrants then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 120% of its authorized but unissued shares of its Common Stock required to effect the exercise of the Warrants.  Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares".

(b)        Authorization; Enforcement.  Client has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, and the Warrants (collectively, the "Transaction Documents") and to issue and sell the Warrants in accordance with the terms hereof.

(c)      Issuance of Shares.  The Warrants to be issued hereunder have been duly authorized by all necessary corporate action.  When the Warrant Shares are issued in accordance with the terms of the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(d)        No Conflicts.  Client is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Warrants and the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by Client with the Commission or state securities administrators subsequent to the Closing).

(e)        Securities Act of 1933.  Based in material part upon the representations herein of Advisor, Client has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Warrants hereunder.  Neither Client nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of the Warrants under the registration provisions of the Securities Act and applicable state securities laws, and neither Client nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Warrants.

(f)         Governmental Approvals.  Except as set forth in Client's most recent Form 10-KSB/A or Form 10-QSB, and except for the filing of any notice prior or subsequent to the Effective Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Warrants, or for the performance by Client of its obligations under the Transaction Documents.

(g)        Dilutive Effect.  Client understands and acknowledges that the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances.  Client further acknowledges that its obligation to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of Client.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CLIENT:

HOME SOLUTIONS OF AMERICA, INC.

By:
Rick J. O'Brien
Chief Financial Officer

ADVISOR:

VICTUS CAPITAL, L.P.

By:
Name:  Shad L. Stastney
Title:    Managing Director

VICIS CAPITAL MASTER FUND

                                                                                    By: VICIS CAPITAL, LLC

By:
Name:  Shad L. Stastney
Title:    Managing Director

EXHIBIT A

FORM OF WARRANT FOR SERIES C WARRANTS

EXHIBIT B

FORM OF WARRANT FOR SERIES D WARRANTS

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

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